EXHIBIT 10.11

ESCROW AGREEMENT

THIS AGREEMENT is made as of March 11, 2002.

B E T W E E N:

IDEAL ACCENTS, INC., a corporation existing under the laws of Ontario (hereinafter referred to as "Ideal")

- and -

IDEAL ACCENTS HOLDINGS INC., a wholly owned subsidiary of Ideal, incorporated under the laws of the Province of Ontario, Canada (hereinafter referred to as "Holdings")

- and -

JOSEPH O'CONNOR, of the City of Ferndale, in the State of Michigan (hereinafter referred to as "O'Connor")

- and -

AYAZ SOMANI, of the City of Toronto, in the Province of Ontario (hereinafter referred to as "Somani")

- and -

NASEEM SOMANI, of the City of Toronto, in the Province of Ontario, wife of Somani (hereinafter referred to as "Naseem")

- and -

KARIM SULEMAN, of the City of Markham, in the Province of Ontario (hereinafter referred to as the "Suleman")

- and -

MACLEOD DIXON LLP, a partnership organized under the laws of Alberta (hereinafter referred to as the "Escrow Agent")

            WHEREAS on December 13, 2001 Ideal acquired all of the outstanding shares of Ideal Accents, Inc., Ideal Accents Inc. (Ann Arbor), Ideal Accents Inc. (Taylor), TOE Inc., all Michigan corporations, in exchange for Common Shares of Ideal ("Common Shares");

            AND WHEREAS also on December 13, 2001 Holdings acquired certain of the outstanding shares of Somani Holdings Inc. and AutoFun Canada Inc., both Ontario, Canada corporations, in exchange for Exchangeable Shares of Holdings ("Exchangeable Shares");

            AND WHEREAS Holdings was incorporated by Ideal to accommodate certain tax matters related to the Canadian shareholders;

            AND WHEREAS the Exchangeable Shares have attributes that make them the economic and voting equivalent of the Common Shares;

            AND WHEREAS pursuant to the foregoing share exchanges O'Connor received 4,749,481 Common Shares, Somani received 1,520,800 Exchangeable Shares, Naseem received 760,400 Exchangeable Shares and Suleman received 2,031,250 Exchangeable Shares;

            NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto hereby agree as follows:

1. THE ESCROW RELATIONSHIP

1.01 Deposit

        O'Connor, Somani, Naseem and Suleman (collectively referred to as the "Shareholders") hereby place and deposit in escrow certificates registered in their names representing 4,749,481 Common Shares, 1,520,800 Exchangeable Shares, 760,400 Exchangeable Shares and 2,031,250 Exchangeable Shares respectively (collectively the "Escrowed Securities), to be dealt with in accordance with the terms of this Agreement. The Escrow Agent acknowledges receipt of the Escrowed Securities.

2. Dividends

2.01 Forfeiture of Dividends

        Should the Board of Directors of Ideal declare or pay any dividends on the Common Shares and Exchangeable Shares in accordance with applicable law whether in cash or kind the Shareholders agree that they shall not be entitled to receive the dividend on any of the Escrowed Securities then remaining in escrow.

3. Release of Escrowed Securities

3.01 Certificate of Release

        The Escrow Agent shall retain all of the Escrowed Securities until it receives a joint direction bearing a signature by or on behalf of each of Ideal, Holdings, O'Connor, Somani, Naseem and Suleman, and certified correct by the auditors of Ideal, in the form annexed hereto as Appendix 1 (the "Release Notice") confirming that Ideal has generated the aggregate revenues on a consolidated basis as set out in clauses 3.02 (a) (b) (c) and (d) in the last fiscal year ended December 31 and was profitable on a pre-tax basis during that period.

3.02 Number of Released Securities
(a)

If the initial Release Notice (the "Initial Notice") confirms that Ideal has generated aggregate revenues on a consolidated basis of at least US$25 million in the last fiscal year ended December 31 but has not reached the level contemplated by clause (b), (c) or (d) of this section 3.02, the Escrow Agent shall release and deliver the Escrowed Securities to the Shareholders in the following numbers:

(i)	1,187,370 Ideal Shares to O'Connor;
(ii)	380,200 Exchangeable Shares to Somani;
(iii)	190,000 Exchangeable Shares to Naseem Somani; and
(iv)	507,812 Exchangeable Shares to Suleman.

(b)

If the Initial Notice or any subsequent Release Notice confirms that Ideal has generated aggregate revenues on a consolidated basis of at least US$50 million in the last fiscal year ended December 31 but has not reached the level contemplated by clause (c) or (d) of this section 3.02,the Escrow Agent shall release and deliver to the Shareholders any Escrowed Securities not previously released under clause (a) and additional Escrowed Securities in the following numbers:

(i)	1,187,370 Ideal Shares to O'Connor;
(ii)	380,200 Exchangeable Shares to Somani;
(iii)	190,000 Exchangeable Shares to Naseem Somani; and
(iv)	507,812 Exchangeable Shares to Suleman.

(c)

If the Initial Notice or any subsequent Release Notice confirms that Ideal has generated aggregate revenues on a consolidated basis of at least US$75 million in the last fiscal year ended December 31 but has not reached the level contemplated by clause (d) of this section 3.02 the Escrow Agent shall release and deliver to the Shareholders any Escrowed Securities not previously released under clause (a) and (b) of this section 3.02 and additional Escrowed Securities in the following numbers:

(i)	1,187,370 Ideal Shares to O'Connor;
(ii)	380,200 Exchangeable Shares to Somani;
(iii)	190,000 Exchangeable Shares to Naseem Somani; and
(iv)	507,812 Exchangeable Shares to Suleman.

(d)

If the Initial Notice or any subsequent Release Notice confirms that Ideal has generated aggregate revenues on a consolidated basis of at least US$100 million in the last fiscal year ended December 31 the Escrow Agent shall release and deliver any remaining balance of the Escrowed Securities to the Shareholders.

3.03 Change of Control

        In the event of a change of control of Ideal by way of merger, acquisition or take-over the Escrowed Securities shall immediately be released from escrow by the Escrow Agent who shall be able to rely on public disclosure of such event and on written request of the Shareholders acknowledged by Ideal and Holdings.

3.04 Termination of Escrow

        This Escrow Agreement shall terminate on the date on which the Escrow Agent has released all of the Escrowed Securities.

3.05 No Dealing with Securities

        The Escrowed Securities will not be sold, transferred, assigned, pledged as security, re-registered, broken up or otherwise dealt with until such time as they are released from escrow hereunder.

4. Liability of Escrow Agent

4.01 Reliance of Escrow Agent on Documents

        The Escrow Agent may assume that all documents on which it relies in order to carry out its obligations under this Escrow Agreement are valid and properly authorized and have been properly signed by or on behalf of each party on whose behalf any signature appears on any such document. The Escrow Agent need not question the authenticity of any such document or any signature thereon, nor inquire whether the person who signed, issued or authenticated any such document, or purported to do so, had authority to do so. The Escrow Agent may rely upon any document that it believes in good faith to be genuine, sufficient and properly presented in accordance with the provisions of this Escrow Agreement. The Escrow Agent has no duty to determine whether any provision of any agreement between Sears and the Principal Shareholder Group (or any of them) has been performed.

4.02 Interpleader by Escrow Agent

        If an action is commenced in respect of which the Escrow Agent may interplead or if an action is commenced by the Escrow Agent to interplead (which the Escrow Agent shall have the right to do, in its sole and absolute discretion, in the event of any dispute between or among Ideal and the Shareholders (or any of them) of which the Escrow Agent has notice with respect to the release of the Escrowed Securities hereunder, the Escrow Agent may deposit the Escrowed Securities with an Ontario court of competent jurisdiction, whereupon the Escrow Agent shall be discharged from all of its obligations under this Escrow Agreement.

4.03 Indemnity in Favour of the Escrow Agent

        Ideal and the Shareholders jointly and severally unconditionally and irrevocably agree to indemnify and save the Escrow Agent harmless from all claims, suits, demands, actions, costs, damages and liabilities brought by or owing to parties other than the parties hereto (and excluding any liability of the Escrow Agent pursuant to section 3.05 hereof) arising out of or in connection with the Escrow Agent acting as escrow agent hereunder, including without limitation costs of litigation and legal fees (on a solicitor and his own client basis).

4.04 Attachment

        The Escrow Agent is authorized, in its sole and absolute discretion, to comply with all writs, orders or decrees entered or issued by any court of competent jurisdiction which purport to:

(a)	attach, garnishee or levy upon the Escrowed Securities;
(b)	stay or enjoin the delivery of the Escrowed Securities;
(c)	direct the release of the Escrowed Securities in a specified manner; or
(d)	otherwise affect the Escrowed Securities in any way.

        The Escrow Agent shall not be liable to Ideal, Holdings or any of the Shareholders or to any other person, firm or corporation because it obeys or complies with any such writ, order or decree, even if such writ, order or decree is subsequently reversed, modified, annulled, set aside or vacated.

4.05 Liability of Escrow Agent

        The Escrow Agent shall have no liability whatever for any loss or damage suffered by Ideal, Holdings or any of the Shareholders, however caused, including any loss or damage arising from any mistake, negligence or error in judgment of the Escrow Agent or its partners, associates, employees or agents. The Escrow Agent shall be liable only for its own willful misconduct or lack of good faith in carrying out its obligations under this Escrow Agreement. Once the Escrow Agent has delivered the Escrowed Securities in accordance with any provision of this Escrow Agreement, the Escrow Agent shall be released and discharged from all obligations hereunder and shall have no further responsibility towards Ideal, Holdings or the Shareholders (or any of them).

4.06 Opinion of Counsel

        The Escrow Agent may consult with counsel or other experts, advisors or agents whose advice the Escrow Agent in its absolute discretion considers desirable in carrying out its obligations under this Escrow Agreement. Any opinion of counsel shall be complete authorization and protection for the Escrow Agent in respect of any action taken or omitted.

4.07 No Implied Duties of Escrow Agent

        This Escrow Agreement sets forth all of the duties of the Escrow Agent in respect of the Escrowed Securities. The Escrow Agent shall not refer to, and shall not be bound by, the provisions of any other agreement other than the terms of this Escrow Agreement and no implied duties or obligations of the Escrow Agent may be read into this Escrow Agreement. The Escrow Agent shall not be under any duty to give the Escrowed Securities any greater degree of care than it gives its own similar property. The Escrow Agent's duty to deliver the Escrowed Securities shall be fully performed by delivering the Escrowed Securities it has actually received, uninsured, as specified in this Escrow Agreement.

5. Expenses of Escrow Agent

        The Escrow Agent shall be entitled to be compensated for all time spent by the Escrow Agent in discharging its obligations under this Agreement or otherwise arising as a direct consequence of the Escrow Agent becoming a party to this Agreement and to be reimbursed for all of its out-of-pocket expenses (such compensation and reimbursement being sometimes collectively referred to hereafter as "Escrow Fees") for carrying out its duties hereunder. Ideal and the Shareholders shall be jointly and severally liable to the Escrow Agent for all Escrow Fees.

6. Change in the Escrow Agent

6.01 Resignation of the Escrow Agent

        The Escrow Agent may resign and be discharged from all of its obligations in this Escrow Agreement by giving Ideal, Holdings and the Shareholders thirty (30) days notice or such shorter notice as they may accept. If the Escrow Agent resigns, a new escrow trustee shall be appointed by mutual agreement of Ideal and the Shareholders.

        If the parties fail to appoint a successor within forty-five (45) days of receipt of the Escrow Agent's notice of resignation, the Escrow Agent shall be entitled to appoint its successor, provided such successor is a reputable law firm the partners and associates of which are duly qualified to practice law in the Province of Ontario, and the Escrow Agent shall thereupon advise the other parties hereto of such appointment. Upon appointment, the newly appointed escrow agent shall be vested with the same powers, rights, indemnities, duties and responsibilities as if it had been originally named as Escrow Agent, without any further assurance, act or instrument, and there shall be immediately executed all such instruments, if any, as the Escrow Agent considers necessary and advisable.

6.02 Replacement of the Escrow Agent

        Ideal, Holdings and the Shareholders may at any time jointly replace the Escrow Agent by delivering to the Escrow Agent a notice signed by Ideal, Holdings and the Shareholders appointing a new escrow agent as the Escrow Agent hereunder.

6.03 Obligations of the Escrow Agent When Changed

        Each new escrow agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. As soon as it has been advised of the appointment of such new escrow agent, and subject to receipt by the Escrow Agent of all Escrow Fees including unbilled work-in-progress and expenses, the Escrow Agent will deliver to the new escrow agent the Escrowed Securities in its possession.

7. General

7.01 Personal Appointment

        This appointment is a personal one and the duty of the Escrow Agent is only to Ideal, Holdings and the Shareholders, their successors and assigns and to no other person, firm or corporation whomsoever.

7.02 Irrevocable Agreement

        This Escrow Agreement shall not be revoked, rescinded or modified as to any of its terms and conditions, except by instrument in writing signed by Ideal, Holdings, the Shareholders and the Escrow Agent.

7.03 Notice

        All notices and other documents required or permitted to be given or delivered hereunder shall be in writing and shall be effectively given or delivered if hand delivered, mailed by prepaid registered mail, return receipt requested, or sent by facsimile transmission addressed to the party or parties to whom it is to be given or delivered at the address shown below for such party or parties or at such other address or addresses as the party or parties to whom such notice or document is to be given or delivered shall have last notified all other parties hereto in accordance with the provisions of this section:

                            (a)        if to Somani or Naseem, at:

                                            151 Sandcherry Court
                                            Pickering, Ontario
                                            L1V 6S8

                                            Facsimile: (905) 509-3578

                            (b)        if to Suleman, at:

                                            5 Mary Elizabeth Crescent
                                            Markham, Ontario
                                            L3R 9M2

                                            Facsimile: (905) 947-9841

                            (c)        if to Ideal or O'Connor, at:

                                            c/o Ideal Accents, Inc.
                                            10200 W. Eight Mile
                                            Ferndale, Michigan 48220

                                            Facsimile: (248) 542-1105

                            (d)        if to the Escrow Agent, at:

                                            Macleod Dixon LLP
                                            Canada Trust Tower
                                            BCE Place, P.O. Box 505
                                            161 Bay Street, Suite 3900
                                            M5J 2S1

                                            Attention: David A. Knight
                                            Facsimile: (416) 360-8277

Any such notice or document shall:

(a)    if hand delivered, be deemed to have been given and received on the date of delivery;

(b)    if mailed, be deemed to have been given and received on the date of delivery shown on the return receipt; and

(c)    if transmitted by facsimile transmission, be deemed to have been given and received on the next business day following the day of sending.

        In case of postal disruption, such notices or documents must be either hand delivered or sent by facsimile transmission.

7.04 Further Assurances

        Each of the parties hereto covenants and agrees to do all acts and things and execute all documents as may be necessary to give effect to this Escrow Agreement.

7.05 Governing Law

        This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws in force in the Province of Ontario (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction). Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

7.06 Headings

        The headings in this Escrow Agreement are solely for the convenience of reference and shall not affect its interpretation.

7.07 Enurement

        This Escrow Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, executors, legal personal representatives, administrators, successors and assigns.

7.08 Survival

        Notwithstanding the termination of this Agreement, the provisions of sections 4.01, 4.03, 4.04, 4.05, 4.06, 4.07 and 5 shall survive such termination and continue in full force and effect for the benefit of the Escrow Agent.

7.09 Counterparts and Facsimile Signature

        This Agreement may be executed in one or more counterparts and may be validly executed by any party by facsimile transmission of the signature of such party or its designated representative.

        IN WITNESS WHEREOF parties hereto have duly executed this Escrow Agreement as of the date first written above.

MEDALLION CAPITAL CORP. By: /s/ Stafford Kelley Stafford Kelley President
)
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__________________________	)	/s/ Joseph O'Connor
Witness	)	Joseph O'Connor
)
__________________________	)	/s/ Ayaz Somani
Witness	)	Ayaz Somani

__________________________	)	/s/ Naseem Somani
Witness	)	Naseem Somani
)
__________________________	)	/s/ Karim Suleman
Witness	)	Karim Suleman
)

IDEAL ACCENTS, INC.
By: /s/ Joseph O'Connor
Name: Joseph O'Connor
Title: Chairman and CEO

IDEAL ACCENTS HOLDINGS INC.
By: /s/ Ayaz Somani
Name: Ayaz Somani
Title: President

MACLEOD DIXON LLP
By: /s/ David A. Knight
David A. Knight
Partner

APPENDIX 1

Release Notice

To: Macleod Dixon LLP (the "Escrow Agent")

Pursuant to the provisions of the Escrow Agreement (the "Escrow Agreement") dated as of March 11, 2002 between Ideal Accents, Inc., Ideal Accents Holdings Inc., Joseph O'Connor, Ayaz Somani, Naseem Somani, Karim Suleman and the Escrow Agent, the undersigned hereby confirm that Ideal has generated aggregate revenues on a consolidated basis of not less than US$__________________________ during the fiscal period ended___________________ and was profitable on a pre-tax basis in that fiscal period and direct that you release the Escrowed Securities in your possession to O'Connor, Somani, Naseem and Suleman in the manner set out in the Escrow Agreement.

All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Escrow Agreement.

DATED this ________ day of ________________, _______.

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_____________________________	)	____________________________________
Witness	)	Joseph O'Connor
)
_____________________________	)	____________________________________
Witness	)	Ayaz Somani
)
_____________________________	)	____________________________________
Witness	)	Naseem Somani
)
_____________________________	)	____________________________________
Witness	)	Karim Suleman

IDEAL ACCENTS HOLDINGS INC.	IDEAL ACCENTS, INC.

By: _______________________________	By: _____________________________
Name:_____________________________	Name:____________________________
Authorized Signing Officer	Authorized Signing Officer

I/WE ___________________________ auditors for Ideal Accents, Inc. hereby certify that Ideal Accents, Inc. did produce the aggregate consolidated revenues stated above and the Company was profitable on a pre-tax basis during the fiscal period referred to.

________________________________
Name of Audit Firm

By:_____________________________
Authorized Signing Officer